REGISTRATION NO. 333-46526

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                 AMENDMENT NO. 3
                                    FORM SB-2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 BERT Logic Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

           Washington                     4822                   91-2034750
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                             Unit 130 2188 No. 5 Rd
                   Richmond, British Columbia V6x 2t1, Canada
                                 (604) 276 8324
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Agent  for  Service:                      With  a  Copy  to:
        Lance  Rudelsheim,  President                James  L.  Vandeberg
              Bert  Logic  Inc.                     Ogden  Murphy  Wallace
        Unit  130  2188  No.  5 Rd                 #2100 - 1601 5th Avenue
Richmond, British Columbia V6x 2t1, Canada        Seattle,  Washington  98101
             (604)  276  8324                         (206)  447-7000

  (Name, address, including zip code, and telephone number, including area code, of agent for service)




        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         Calculation Of Registration Fee
-------------  ----------------  ------------------  ---------------  ------------
Title of each  Dollar            Proposed            Proposed
class of       amount            maximum             maximum          Amount of
securities to  to be             offering price      aggregate        registration
be registered  registered        per unit            offering price   fee
-------------  ----------------  ------------------  ---------------  ------------
Common stock   1,000,000 shares  $0.04 per share     $     40,000.00   $  10.56(1)
-------------  ----------------  ------------------  ---------------  ------------

(1)  Previously  paid.


--------------------------------------------------------------------------------
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
--------------------------------------------------------------------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.


                     Subject To Completion  March 27, 2001
                                            --------------


                                   Prospectus
                                     , 2001

                                 BERT Logic Inc.

                             Unit 130 2188 No. 5 Rd
                   Richmond, British Columbia V6X 2T1, CANADA
                                 (604) 276 8324

                        1,000,000 Shares of Common Stock


-     This  is the initial public offering of common stock of BERT Logic Inc.
- No public market currently exists for shares of BERT Logic Inc.'s common stock.
- The initial public offering price is $0.04 per share of common stock which was arbitrarily determined.
-     The  offering  is  on  a  direct  participation,  no  minimum  basis.
-     BERT  Logic  Inc.  is  selling  its  common  stock  directly.
- There are no underwriters or broker-dealers involved in the selling efforts.
- There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.
- BERT Logic Inc. will close the offering 45 days after the date of initial effectiveness

                                   UNDERWRITING DISCOUNTS  PROCEEDS TO BERT
                  OFFERING PRICE      AND COMMISSIONS         LOGIC INC.
                 ----------------  ----------------------  ----------------
PER SHARE BASIS  $ 0.04 per share  $       0.00 per share  $ 0.04 per share
---------------  ----------------  ----------------------  ----------------
TOTAL OFFERING   $      40,000.00     $              0.00  $      40,000.00
---------------  ----------------  ----------------------  ----------------

                 This investment involves a high degree of risk.
                     See "risk factors" beginning on page 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                Table Of Contents


Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Forward Looking Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Use Of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Determination Of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Plan Of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Directors, Executive Officers, Promoters And Control Persons. . . . . . . . . . . . .  9
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .  10
Description Of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Interests Of Named Experts And Counsel. . . . . . . . . . . . . . . . . . . . . . . .  11
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities .  11
Description Of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Description Of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Certain Relationships And Related Transactions. . . . . . . . . . . . . . . . . . . .  19
Market For Common Equity And Other Stockholder Matters. . . . . . . . . . . . . . . .  19
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Index To Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.  20

                                  Risk Factors

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of BERT Logic Inc. Investing in BERT Logic Inc.'s common stock involves a high degree of risk.

Sufficient Penetration Of Testing Technology To The Existing Marketplace May Not Be Possible

BERT Logic Inc. has licensed a product line consisting of high-tech instruments that are used to test the integrity and reliability of the communications channel used to transfer data from one source to another. Simply put the testers help companies' better monitor the performance of their digital communications equipment. Once marketing begins there is no guarantee that the marketplace will be sufficiently penetrated so that BERT Logic Inc. will become profitable. Any failure to establish sufficient market penetration of the testing technology application would prevent BERT Logic Inc. from implementing its business plan, and could cause its stock to be worthless.

Because BERT Logic's future profitability is dependent on one product line, any material price increases by Reach Technologies, Inc. could result in business failure

Any material price increases by Reach Technologies Inc. could decrease or eliminate BERT Logic Inc.'s potential profitability. Reach Technologies Inc. has the right to increase the Reach Technologies Inc. licensed product line prices on 30 days notice by revising its published pricing schedule. In addition BERT Logic Inc. may have to significantly increase its operating expenses in order to market and distribute the Reach Technologies Inc. licensed product line and as a result it may not generate enough revenue to achieve profitability.

Interruptions to BERT Logic Inc.'s Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate

If BERT Logic Inc.'s supplier were to become bankrupt, BERT Logic Inc. would lose access to its manufacturing source, and its license would become meaningless. Any termination or impairment of BERT Logic Inc.'s license rights and access to products would prevent BERT Logic Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.


BERT Logic Inc. May Dilute Existing Shareholders By Compensating Service Providers By Issuing Stock

BERT Logic Inc. might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of shareholders. For example, it is possible that BERT Logic Inc. would grant stock to compensate its marketing and sales personnel with stock options. Irrespective of whether BERT Logic Inc.'s cash assets prove to be inadequate to meet its operational needs, BERT Logic Inc. might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

Competitors Could Develop Alternative And More Cost-Effective Tester Products To Compete Directly In The Marketplace, Which Could Destroy BERT Logic Inc.'s Potential For Future Profitability

BERT Logic Inc.'s products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of BERT Logic Inc. These competitors may be able to institute and sustain price wars, or develop products that could perform similar to or better than the Reach Technologies Inc. licensed product line, resulting in a reduction of BERT Logic Inc.'s share of the market and limiting or eliminating the profitability. In addition, there are no significant barriers to new competitors entering the market place.

BERT Logic Inc.'s Significant Shareholder Could Sell His Control Block To An Outside Party Resulting In A Possible Change In Business Not Considered By Other Shareholders

BERT Logic Inc.'s significant shareholder, Lance Rudelsheim, could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control BERT Logic Inc. and persons unknown could replace BERT Logic Inc.'s management. It is uncertain whether any such replacements would continue to implement BERT Logic Inc.'s current business plan.

Given BERT Logic's substantial dependence on the services of Mr. Rudelsheim, his departure would adversely affect the company's ability to operate.

Mr. Rudelsheim is serving as BERT Logic Inc.'s sole officer and director. BERT Logic Inc. will be heavily dependent upon Mr. Rudelsheim's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Mr. Rudelsheim devotes approximately 60% of his time to BERT Logic IncMoreover, BERT Logic Inc. does not have an employment agreement with Mr. Rudelsheim and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has BERT Logic Inc. obtained a key man life insurance policy on Mr. Rudelsheim. BERT Logic Inc. could lose the services of Mr. Rudelsheim, or Mr. Rudelsheim could decide to join a competitor or otherwise compete directly or indirectly with BERT Logic Inc., which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr.
Rudelsheim  would  be  difficult  to  replace.

Mr. Rudelsheim's lack of marketing experience could result in delays or business failure

Because of lack of marketing experience, BERT Logic Inc. may overestimate the marketability of the Reach Technologies Inc. licensed product line and may underestimate the costs and difficulties associated with selling and distributing the Reach Technologies Inc. licensed product line. Any such unanticipated costs or difficulties could prevent BERT Logic Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock. Mr. Rudelsheim has no experience in implementing an extensive sales campaign for the Reach Technologies Inc. licensed product line. Mr. Rudelsheim is not a sales or marketing professional by trade.

BERT Logic Inc. May Consider Business Combinations Resulting In A Possible Change In Business Not Considered By Other Shareholders


BERT Logic Inc. may make investments in or acquire complementary products, technologies and businesses, or a business completely unrelated to BERT Logic Inc.'s current business plan. Acquisition of a completely unrelated business would result in a change of business not contemplated by existing shareholders. BERT Logic Inc. may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result could be that new shareholder(s) would control BERT Logic Inc. and persons unknown could replace BERT Logic Inc.'s management. It is uncertain whether any such replacements would continue to implement BERT Logic Inc.'s current business plan and in any event may result in a new management team not considered by existing shareholders. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in BERT Logic IncBERT Logic Inc.
has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are probable.


Potential Business Combinations Could Be Difficult to Integrate And Disrupt Business.


If BERT Logic Inc. acquires a company; it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. BERT Logic Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operation losses (if any) of a business entity that is acquired. In addition, the key personnel of the acquired company may decide not to work for BERT Logic Inc. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could increase BERT Logic Inc.'s operating costs.

You May Be Unable To Effectively Evaluate Our Company For Investment Purposes, Because We Have No Operating History And Our Business Model Is Unproven.


There is no assurance that BERT Logic Inc. will provide a return on investment in the future. BERT Logic Inc. is in the extreme early stages of development and could fail before implementing its business plan. BERT Logic Inc. has not achieved profitability, and expects to incur net losses for the foreseeable future. As a result of BERT Logic Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. BERT Logic Inc. is a relatively young company with no history of earnings or profits, its revenue and income potential is unproved and its business model is still emerging.

If BERT Logic Inc. Does Not Become Profitable, It May Be Unable To Renew Its Reach Technologies Inc. License, Which Would Eliminate Its Sole Product Line



If BERT Logic Inc. does not become profitable, it may be unable to renew its Reach Technologies Inc. License, which would eliminate its sole product line. If BERT Logic Inc. does achieve profitability, it cannot be certain that it will sustain or increase it. An investor in BERT Logic Inc.'s common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. BERT Logic Inc.'s ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:
-   identifying  prospective  purchasers,
-   marketing to prospective purchasers, and
-   initial  product  discounts,  if  any.


BERT Logic Inc. May Not Be Able To Raise Additional Financing If Needed For Its Business And In The Event Of A Bankruptcy Shareholders Could Lose Their Entire Investment


BERT Logic Inc.'s ultimate success may depend on its ability to raise additional capital. Failure to raise the necessary funds in a timely fashion will severely limit BERT Logic Inc.'s operations and it would be unable to implement its business plan. If BERT Logic Inc. raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy in either case shareholders could loose their entire investments. No commitments to provide additional funds have been made by management or other shareholders. BERT Logic Inc. expects that its cash on hand combined with the proceeds of this offering will last at least 12 months and has therefore not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to BERT Logic Inc.

Shareholders will have difficulty selling their shares, because there is not public market for BERT Logic's common stock.


There is no public market for BERT Logic Inc.'s common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. BERT Logic Inc. has not taken any steps to have its shares listed on the OTC bulletin board and has no immediate plans to do so. Although BERT Logic Inc. intends to apply to have its shares traded on the OTC bulletin board shortly after it has a sufficient number of shareholders to interest a market maker in making a market in its securities there is no guarantee that this will occur. The trading market price of BERT Logic Inc.'s common stock may therefore decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for BERT Logic Inc.'s common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of BERT Logic Inc.'s securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in BERT Logic Inc.'s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in BERT Logic Inc. stock.

Investors May Face Significant Restrictions On The Resale of BERT Logic Inc. Stock Due To State Blue Sky Laws

Because BERT Logic Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy BERT Logic Inc.'s securities. Investors may be unable to sell their stock in BERT Logic Inc. Accordingly, investors should consider the secondary market for BERT Logic Inc.'s securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.


                          Forward  Looking  Statements


You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

This prospectus contains forward-looking statements that involve risks and uncertainties. BERT Logic Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by BERT Logic Inc. described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 Use Of Proceeds

The net proceeds to BERT Logic Inc. from the sale of the 1,000,000 shares of common stock offered by BERT Logic Inc. hereby at an assumed initial public offering price of $.04 per share are estimated to be $40,000. BERT Logic Inc. expects to use the net proceeds as follows:


Purpose           50% Subscription*   100% Subscription**
----------------  -----------------  --------------------

Market Research .       $20,000            $20,000

Advertising . .         $     0            $ 5,000
Office Expenses.        $     0            $ 3,000
Trade Shows . . .       $     0            $ 7,000
Travel . . . . . .      $     0            $ 5,000


*   Assumes  sale  of  50%  of  the  stock  being  offered
**  Assumes  sale  of  100%  of  the  stock  being  offered


Estimated  offering  expenses  are  as  follows:
  -    SEC registration fee                                $    10.56
  -    Printing expenses                                     2,000.00
  -    Attorneys' fees and expenses                          6,000.00
  -    Accountants' fees and expenses                        1,000.00
  -    Transfer agent's and registrar's fees and expenses      500.00
  -    Miscellaneous                                         1,000.00

                                                            ----------
     Total                                                  10,510.56
  -    Paid as of January 31, 2001                          (5,297.00)

                                                            ----------
  -    Balance paid for out of cash on hand                $ 5,213.56
                                                            ----------



BERT Logic Inc. continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. BERT Logic Inc. may use a portion of the proceeds for these purposes. BERT Logic Inc. is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

                         Determination Of Offering Price

BERT Logic Inc. arbitrarily determined the price of the securities in this Offering. The offering price is not an indication of and is not based upon the actual value of BERT Logic Inc. It bears no relationship to the book value, assets or earnings of BERT Logic Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    Dilution

No sale of BERT Logic Inc.'s common stock has ever been sold from one investor to another and the only issue of stock from treasury occurred on May 31, 2000 when a total of 5,000,000 shares of BERT Logic Inc. common stock were issued at a price of $0.002 per share. All stock was issued based on a valuation by the Board of Directors. The price of the securities in this Offering is $0.04 per share or $0.038 per share higher.



The net tangible book value of the BERT Logic Inc. at July 31, 2000 was ($0.0013) per share. "Net tangible book value per share" represents the amount of total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding.

After giving effect to the sale of all of the 1,000,000 shares offered pursuant to this Registration Statement at a price of $0.04 per share, the net tangible book value of the BERT Logic Inc. as of July 31, 1998, after deducting offering costs, would be $50,000 or $0.0083 per share. This represents immediate dilution of $.0317 per share to new investors and an immediate increase in net tangible book value per share of $.0070 to existing stockholders. The following illustrates the per share dilution in this case.


Share price:                              $0.0400
Net tangible book value before offering:  $0.0013
Increase attributable to new investors:   $0.0070
Net tangible book value after offering:   $0.0083
Dilution to new investors:                $0.0317

                              Selling Shareholders

There  are  no  selling  security  holders.

                              Plan Of Distribution


This is not an underwritten offering and there are no broker dealers involved in the selling efforts. This prospectus is part of a registration statement that permits BERT Logic Inc. to sell a maximum of 1,000,000 shares of its common stock to the public on a direct participation basis. BERT Logic Inc. will close the offering 45 days after the date of initial effectiveness.


In accordance with Regulation M under the Exchange Act, we may not bid for, purchase or attempt to induce any person to bid for or purchase any of our common stock while we are selling stock in this offering. We do not intend to engage in any passive market making or undertake any stabilizing activity for our common stock.


BERT Logic Inc. will offer and sell its common stock through its sole officer and director, Lance Rudelsheim, under the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act. All sales will be made in compliance with the securities laws of local jurisdictions. Mr. Rudelsheim will offer stock by delivering prospectuses to business associates with whom he has a pre-existing relationship.


The gross proceeds to BERT Logic Inc. will be $40,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by BERT Logic Inc., or any of its principals, to any person or firm in connection with solicitation of sales of the shares. Mr. Rudelsheim will be reimbursed for any expenses incurred in connection with this offering. Mr. Rudelsheim will not be allowed to purchase shares in this offering.

While the registration statement is effective, new shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if BERT Logic Inc.'s stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of BERT Logic Inc.'s common stock. BERT Logic Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol "BERT". BERT Logic Inc. has not taken any actions to have its shares traded on the OTC bulletin board. BERT Logic Inc. intends to apply to have its shares traded on the OTC bulletin board immediately after it has met the listing standards for the OTC bulletin board as set out by the National Association of Stock Dealers. In the case of BERT Logic Inc. these listing standards are:

-   An effective Registration Statement Under The Securities Act of 1933
- To remain current with its quarterly and annual report filings with the Securities and Exchange Commission
-   At least one market maker to make a market in its securities


Other than to remain current with its quarterly and annual report filings, BERT Logic Inc. needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is no minimum number of shareholders required for a stock to trade on the OTC Bulleting Board. BERT Logic Inc. anticipates that an initial public offering by its stock may result in its stock being held by enough shareholders to interest a market maker to make a market in trading BERT Logic Inc.'s stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF BERT LOGIC INC. STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.


INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF BERT LOGIC INC. STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS

Because BERT Logic Inc.'s securities will constitute "penny stock" within the meaning of the rules may affect the ability of owners of BERT Logic Inc.'s shares to resell their securities . The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the
Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because BERT Logic Inc.'s securities will constitute "penny stock" within the meaning of the rules, the rules would apply to BERT Logic Inc. and its securities and there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.


The market for penny stocks has suffered in recent years from patterns of fraud and abuse which may cause investors to lose their investment

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                                Legal Proceedings

BERT Logic Inc. is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against BERT Logic Inc. or its property contemplated by any governmental authority.

          Directors, Executive Officers, Promoters And Control Persons

The following table sets forth the name, age and position of each director and executive officer of BERT Logic Inc.:

Name                       Age  Position
-------------------------  ---  ------------------------------------------
Lance  Rudelsheim           38  President,  Secretary, Treasurer, Director


Mr. Rudelsheim became a director and officer of BERT Logic Inc. on May 31, 2000, its incorporation date. During the past eleven years, Mr. Rudelsheim has worked with Microtech Service Corporation as a Director and President. Microtech Service Corporation administrates over 20 clients computer networks, installs and configures Internet access and security solutions, provides hardware servicing for computer systems and computer solutions for clients. Mr. Rudelsheim devotes approximately 40% of his time to his position in Microtech Service Corporation.


Mr. Rudelsheim will serve as director until the first annual meeting of BERT Logic Inc.'s shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors. No employment agreements currently exist or are being contemplated. There is no arrangement or understanding between the directors and officers of BERT Logic Inc. and any other person pursuant to which any director or officer is to be selected as a director or officer.

Mr. Rudelsheim will devote his time to BERT Logic Inc.'s affairs on an "as needed" basis. As a result, the actual amount of time that he will devote to BERT Logic Inc.'s affairs is not consistent and is likely to vary substantially from month to month.

         Security Ownership Of Certain Beneficial Owners And Management

The  following  table  sets  forth,  as  of  July  31,  2000:
- BERT Logic Inc.'s outstanding common stock owned or beneficially owned by each executive officer and director;
- BERT Logic Inc.'s outstanding common stock owned or beneficially owned by each person who owned of record, or was known by BERT Logic Inc. to own beneficially, more than 5% of BERT Logic Inc.'s common stock;
-   The  shareholdings of all executive officers and directors as a group.


                                                                      Percentage of
                                                                      Outstanding
Name                                                   Shares  Owned  Shares  Owned
----                                                   -------------  -------------

Lance  Rudelsheim . . . . . . . . . . . . . . . . . .      5,000,000         100.0%
President, Secretary, Treasurer, and Director
Suite 1102, 701 Victoria Park Avenue West,
North Vancouver  British  Columbia,  Canada  V7M  2L2

All  Executive  Officers  &  Directors  As  A  Group
(1  Individual) . . . . . . . . . . . . . . . . . . .      5,000,000         100.0%


  - All shares are held of record and each record shareholder has sole voting and investment power.
  - BERT Logic Inc. knows of no one who has the right to acquire beneficial ownership in BERT Logic Inc. common stock.
  - There are no arrangements known to BERT Logic Inc. the operation of which may result in a change of control of BERT Logic Inc.


                            Description Of Securities

BERT Logic Inc.'s authorized capital consists of 100,000,000 shares of common stock, par value $.0001 per share and 20,000,000 of preferred stock, par value
$.0001 per share. Immediately prior to this offering, 5,000,000 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of BERT Logic Inc.'s common stock.

Because the holders of shares of BERT Logic Inc.'s common stock do not have cumulative voting rights, the holders of more than 50% of BERT Logic Inc.'s outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of BERT Logic Inc.'s directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of BERT Logic Inc., holders are entitled to receive, ratably, the net assets of BERT Logic Inc. available to shareholders after payment of all creditors.

To the extent that additional shares of BERT Logic Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.

                     Interests Of Named Experts And Counsel

Neither James Stafford Chartered Accountant (Auditors) or Ogden Murphy Wallace (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of BERT Logic Inc.'s common stock.

                      Disclosure Of Commission Position On
                 Indemnification For Securities Act Liabilities

BERT Logic Inc.'s articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. BERT Logic Inc.'s bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of BERT Logic Inc.'s or is or was serving at the request of BERT Logic Inc.'s as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of BERT Logic Inc. pursuant to the forgoing provisions, or otherwise, BERT Logic Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             Description Of Business

General

BERT Logic Inc. was incorporated under the laws of the State of Washington on May 31, 2000, and is in its early developmental and promotional stages. To date, BERT Logic Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. BERT Logic Inc. has not commenced commercial operations. BERT Logic Inc. has no full time employees and owns no real estate.

Product  Description

BERT Logic Inc.'s principal asset is a licensed product line consisting of high-tech instruments that are used to test the integrity and reliability of the communications channel used to transfer data from one source to another. Specifically, the instruments test the bit error rate in a stream of data between to points. This helps companies' better monitor the performance of their digital communications equipment. BERT Logic Inc.'s products can allow companies keep their production lines running and maintain the quality of their products, which may be adversely affected by improperly functioning production equipment. BERT Logic Inc.'s products can also help companies in the development if high-tech equipment used in communications systems.

The bit error rate tester software resides on a single printed circuit board that can be easily installed any personal computer. The licensed product line consists of bit error rate testers capable of testing at speeds up to 40
Megabits per second. Models can be configured as laboratory, rack mount and portable versions.

The  License

On May 31, 2000, BERT Logic Inc. acquired from Reach Technologies Inc. the rights to distribute the Reach Technologies Inc. bit error rate tester product line for the purpose of selling the product in the marketplace. BERT Logic Inc. paid $10,000 for the license.


BERT  Logic  Inc.'s business plan is to conduct a marketing analysis in order to
identify  target  companies and better understand competitors.   BERT Logic Inc.
expects  that  the  marketing  analysis  will  take  the  following  form:
  -   Search  for  research firms or individuals familiar with the target market
  -   Choose  appropriate  firm  or  individual
  -   Search  for  target  companies  in  known  market
  -   Determine  contact  people  at  target  companies
  -   Determine  product  need  of  target  companies
  -   Determine  timing  requirements  of  target  companies
  -   Search  for  new  markets  and  applications  for  the  product

BERT Logic Inc. will then hire sales staff to begin marketing the licensed product line. BERT Logic Inc. anticipates that the market analysis will take about 5 months beginning after the completion of this offering. The hiring of sales staff and marketing of the product line beginning after that period. BERT Logic Inc. intends to hire sales staff whose qualifications are commensurate with those determined by the marketing analysis.

Under its license with Reach Technologies Inc., BERT Logic Inc. has the exclusive right to distribute and market the Reach Technologies Inc. licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee for an initial period beginning May 31, 2000, expiring May 31, 2003.

The  current  price  to  BERT  Logic  Inc.  for  the product line is as follows:

BIT ERROR RATE TESTER PRODUCT             MODEL NUMBER  WHOLESALE PRICE
----------------------------------------  ------------  ----------------
Bit Error Rate Tester with hardware,
    software & manual                     BERT-40-Kit   $          3,150
Bit Error Rate Tester -with
    Personal Computer & Monitor           BERT-40-L     $          4,950
Bit Error Rate Tester with
    rack-mount Personal Computer          BERT-40-R     $          5,850
Bit Error Rate Tester with portable
    Personal Computer                     BERT-40-P     $         10,890
Additional Bit Error Rate Tester channel  BERT-40-C     $          3,150
Bit Error Rate Tester Software
    Development Kit                       BERT-SDK      $            675

Reach  Technologies  Inc.  may  change  the  price  on  30  days'  notice.


The license agreement may be renewed by mutual agreement between BERT Logic Inc. and Reach Technologies Inc. for additional three-year periods. The agreement may be terminated immediately by BERT Logic Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for any cause, which includes the bankruptcy or insolvency of BERT Logic Inc.; or the conviction of BERT Logic Inc.; its officers or directors, of any crime involving moral turpitude.

Background  To  Development  Of  The  Product

Reach Technologies Inc. began developing its bit error rate tester product line in 1993. These bit error rate testers are used in satellite ground station development and operations, testing the quality of products on assembly lines, and communication systems testing. These products, to be sold by BERT Logic Inc., provide low cost portable bit error rate testing to the satellite and communications industries. The products do this by relying on high performance personal computers, custom hardware developments and innovative ways to provide real-time data handling capabilities to the non real-time Microsoft Windows 98 environment and in the Windows NT environment.


The technology behind the products was developed internally by Reach Technologies and has not been published or patented. The technology was developed when Reach Technologies realized that many bit error rate tester products were based largely on custom internally developed hardware and software and did not use commercially available-off-the-shelf parts. Reach Technologies realized that by leveraging inexpensive personal computer products for most of their hardware component they could manufacture a competitive line of products for lower development and production costs. This means that licensed product line has an advantage over competitors like SyntheSys Research, Inc. and Acterna Corporation that incur high development and manufacturing costs. By supporting commercially available-off-the-shelf parts the product line was able to gain a competitive edge against long established competitors in the industry. All the bit error rate testers share the same system (hardware and software) architecture.


About  The  Product

BERT Logic Inc. feels that the bit error rate testers' competitive advantage over other products are its relatively low price and its use of commercially available off the shelf parts that are easily replaced when worn out and covered by reputable manufactures warranties. The largest impact of the tester product is that it replaces the more common stand-alone bit error rate tester units offered by competitors in the market place with a single printed circuit board card that can be installed in a standard personal computer and a software package. This reduces the cost and increases the flexibility of the product. Other technical advantages include the ability to integrate multiple testers into a single personal computer, collect and correlate statistics between the testers.

The bit error rate testers are designed for testing data at rates from 0 to 40 Mbps. The bit error rate testers feature a design that supports the generation, manipulation, and analysis of data. Features, like scheduled operation and flexible input/output make the bit error rate tester ideal for operational data collection systems and for system development. The bit error rate tester is based on the standard Intel personal computer platform running either Windows 98 or Windows NT.

The tester also supports end user programmability through its optional software development kit. This allows the user direct control over the tester hardware and the ability to integrate the tester into their specific testing applications. In order to support this end-user programmability the tester hardware has a well-defined software interface. The interface uses the Microsoft Active-X component model, that provides an easy to use, and easy to support software interface, with the added benefit of being compatible with almost all the major visual programming languages available today.

Industry  Conditions  and  Competition


BERT Logic Inc. is currently aware several products that compete directly in its primary target market. In addition to providing a stand-alone turnkey product, BERT Logic Inc. also provides its product in the form of a printed circuit board that can be installed in any personal computer. It is possible that another company could bundle its product with a standard PC platform running Windows to implement the bit error rate tester to compete directly with BERT Logic Inc.'s product. BERT Logic Inc. may have to compete with such companies in the future but believes that its current product has a better hardware design and a much superior software design and therefore an overall far superior system design than any existing competitive products. BERT Logic Inc. does not yet know whether the sale of the product will result in profitability.

Although the product offers low life cycle costs as a result of, reduced maintenance, and no calibration requirements, there is no guarantee that the marketplace will conclude that reduced costs are worth not dealing with established companies already in the marketplace. BERT Logic Inc. recognizes this fact. To address this possibility, BERT Logic Inc. does not discount other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. BERT Logic Inc.'s officer and director, Lance Rudelsheim, may devote a portion of the time he devotes to BERT Logic Inc. evaluating business opportunities that may be available. BERT Logic Inc. has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of BERT Logic Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of BERT Logic Inc.'s common stock.

Employees

BERT  Logic  Inc. is a development stage company and currently has no employees.
BERT Logic Inc. is currently managed by Lance Rudelsheim its only officer and director. BERT Logic Inc. looks to Mr. Rudelsheim for his entrepreneurial skills and talents. His experience includes 11 years as entrepreneur providing computer solutions for clients and servicing computer networks. Mr. Rudelsheim devotes approximately 60% of his time to BERT Logic Inc.


Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once BERT Logic Inc. completes its marketing plan; its priority will shift to implementing that plan. The marketing plan would focus on two major goals: identifying the most likely prospects for installing the bit error rate testers and retaining one or more qualified individuals to market product to those prospects. BERT Logic Inc. would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in BERT Logic Inc., which would dilute the ownership interest of holders of existing shares of BERT Logic Inc.'s common stock.

Available  Information

BERT Logic Inc. has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to BERT Logic Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document BERT Logic Inc. files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. BERT Logic Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, BERT Logic Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.


                                Plan Of Operation


Results  of  Operations


During the period from May 31, 2000, (inception) through the two months ended July 31, 2000 and the six months ended January 31, 2001, BERT Logic Inc. has engaged in no significant operations other than organizational activities, acquisition of the rights to market the Reach Technologies Inc. licensed product line and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by BERT Logic Inc. during this period. BERT Logic Inc. anticipates generating revenue about seven to thirteen months after completion of the current offering.

BERT Logic Inc.'s operations in the upcoming twelve-month period will vary based on the receipt of funding that is not assured to be received. Regardless of weather funding is received in the upcoming twelve-month period BERT Logic Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. BERT Logic Inc. expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $965. The costs associated with filing this registration statement, and BERT Logic Inc.'s expenses associated with applying for BERT Logic Inc.'s shares to trade on the OTC bulletin board are not expected to exceed $6,000 and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want BERT Logic Inc.'s shares to be qualified. BERT Logic Inc. anticipates that cash on hand will meet cash requirements over the upcoming twelve-month period assuming no funding is received. If no funding is received BERT Logic inc. will attempt to sell its products through referrals from Reach Technologies Inc. The following table illustrates how BERT Logic Inc. has budgeted its cash on hand over the upcoming twelve-month period:

     -     Printing  expenses                                  $  2,000
     -     Attorneys'  fees  and expenses                         6,000
     -     Accountants'  fees  and  expenses                      5,000
     -     Transfer agent's and registrar's fees and expenses     1,000
     -     Working  capital                                       1,000
                                                               --------
           Total  cash  on  hand                               $ 15,000
                                                               --------

Assuming full funding is received the following cost scenario would be added to the upcoming twelve-month period:

With respect to costs of implementing its business plan, it is difficult to estimate BERT Logic Inc.'s cost of a market analysis. BERT Logic Inc.
estimates the total cost of market analysis, assuming difficulty in gathering information and other unforeseen difficulties, would not exceed $20,000. BERT Logic Inc. anticipates that until these procedures are completed, unless referrals are received from Reach Technologies, Inc., it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

The following table illustrates how BERT Logic Inc. has budgeted its cash on hand over the upcoming twelve-month period assuming that full funding is received:

     -     Printing                                                 $  2,000
     -     Attorneys'  fees  and expenses                              6,000
     -     Accountants'  fees  and  expenses                           5,000
     -     Transfer agent's and registrar's fees and expenses          1,000
     -     Market  research                                           20,000
     -     Advertising                                                 5,000
     -     Office                                                      3,000
     -     Trade  shows                                                7,000
     -     Travel                                                      5,000
     -     Working  capital                                            1,000
                                                                    --------
            Total  cash  on  hand                                   $ 55,000
                                                                    --------

Sales staff will be commission based and will therefore be paid out of sales proceeds. BERT Logic Inc. therefore anticipates satisfying its cash requirements over the next 12 months in both full funding and no funding scenarios.

Over  the  upcoming  twelve-month  period  BERT  Logic  Inc.:
     -     does not intend  to perform any  product  research  and  development;
     -     does not expect to purchase any  significant  plant or equipment; and
     - other than new sales staff does not expect any significant changes in the number of employees


Liquidity  and  Capital  Resources

BERT Logic Inc. remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, BERT Logic Inc.'s balance sheet as of January 31, 2001, reflects total assets of $17,408 in the form of cash and the License agreement with Reach Technologies Inc.

BERT Logic Inc. expects to carry out its plan of business discussed above. In addition, BERT Logic Inc. may engage in a combination with another business. BERT Logic Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which BERT Logic Inc. may eventually combine. BERT Logic Inc. has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable. The conditions or events that would cause BERT Logic Inc. to engage in business combinations with another business include:

  - BERT Logic Inc. may not be successful in developing a viable market for its products
     - Due to its limited financial resources, the only way BERT Logic Inc. will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.


BERT Logic Inc. will not expand its operations until sales have occurred and management feels that budgeted sales can support expansion. BERT Logic Inc. therefore has no specific long-term capital requirements other than those that vary with sales. These future costs of sales including product costs and commissions are payable after the time that BERT Logic Inc. expects to be paid by its customer. BERT Logic Inc. therefore plans to generate sufficient cash flow from sales to meet its long-term requirements. Although existing cash and cash flow from sales is expected to fulfill future capital needs, if sales in the long term are insufficient, BERT Logic Inc. may need additional capital to carry out its business plan or to engage in a business combination. In the event that BERT Logic Inc. requires more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to BERT Logic Inc. or at all.

                             Description Of Property

BERT Logic Inc. currently maintains limited office space, occupied by Mr. Rudelsheim, for which it pays no rent. Its address is Unit 130 - 2188 No. 5 Rd, Richmond, British Columbia V6X 2T1, CANADA, and its phone number is (604) 276 8324. The office space is leased by Microtech Service Corporation, a company controlled by the Director of BERT Logic IncBERT Logic Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may need office facilities. It is intended that any such facilities would be subleased from extra space currently leased by Microtech Service Corporation.

                 Certain Relationships And Related Transactions

No director, executive officer or nominee for election as a director of BERT Logic Inc., and no owner of five percent or more of BERT Logic Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

             Market For common Equity And Other Shareholder Matters

No established public trading market exists for BERT Logic Inc.'s securities. BERT Logic Inc. has no common equity subject to outstanding purchase options or warrants. BERT Logic Inc. has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that BERT Logic Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by BERT Logic IncThe principal operations of BERT Logic Inc. have not yet commenced.

BERT Logic Inc. has 5,000,000 shares of common stock issued and outstanding, all of which were issued to BERT Logic Inc.'s president and sole director on May 31, 2000 at $0.002 per share. All stock was issued based on a valuation by the Board of Directors. No sale of BERT Logic Inc.'s common stock has ever been sold from one investor to another.

Upon  effectiveness of the registration statement that includes this prospectus,
1.0 million shares of BERT Logic Inc. will be eligible for sale from BERT Logic Inc.'s treasury.

To date BERT Logic Inc. has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon BERT Logic Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             Executive Compensation

No officer or director has received any remuneration from BERT Logic Inc. Although there is no current plan in existence, it is possible that BERT Logic Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of BERT Logic Inc.'s business plan. BERT Logic Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. BERT Logic Inc. has no employment contract or compensatory plan or arrangement with any executive officer of BERT Logic Inc. The Directors currently do not receive any cash compensation from BERT Logic Inc. for their service as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted.

                          INDEX TO FINANCIAL STATEMENTS

BERT  Logic  Inc.
(A  Development  Stage  Company)

                 Six months ended January 31, 2001 (Unaudited)

Balance  Sheet . . . . . . . . . . . . . . . . . .     F-2

Statement  of  Operations . . . . . . . . . . . .      F-3

Statement  of  Cash  Flows . . . . . . . . . . . .     F-4

Statement  of  Stockholders'  Equity . . . . . . .     F-5

Notes  to  the  Financial  Statements . . . . . .      F-6 to F-8


          May 31, 2000 (Date of Inception) to July 31, 2000 (Audited)

Independent  Auditor's  Report . . . . . . . . .       F-9 to F-10

Balance  Sheet . . . . . . . . . . . . . . . . . .     F-11

Statement  of  Operations . . . . . . . . . . . .      F-12

Statement  of  Cash  Flows . . . . . . . . . . . .     F-13

Notes  to  the  Financial  Statements . . . . . . .    F-14 to F-16

BERT LOGIC, INC.
(A Development Stage Company)
BALANCE SHEET
AS AT

ASSETS                                                               January 31,    July 31,
                                                                        2001         2,000
CURRENT ASSETS
Cash                                                                $      9,703   $  15,000
                                                                    -------------  ----------

TOTAL CURRENT ASSETS                                                       9,703      15,000
                                                                    -------------  ----------

License Agreement (Note 3)
Cost                                                                      10,000      10,000
                                                                    -------------  ----------
Accumulated Amortization                                                  (2,223)       (556)
                                                                    -------------  ----------
Net                                                                        7,777       9,444
                                                                    -------------  ----------

TOTAL ASSETS                                                        $     17,480   $  24,444
                                                                    -------------  ----------

CURRENT LIABILITIES
Accounts payable                                                    $          -   $   4,228
                                                                    -------------  ----------

TOTAL CURRENT LIABILITIES                                                      -       4,228
                                                                    -------------  ----------

Shareholder loan (Note 4)                                                 15,000      15,000
                                                                    -------------  ----------

STOCKHOLDERS' EQUITY (Note 5)
Preferred stock, par value $.001; 20,000,000 shares authorized;
  issued and outstanding.
Common stock, par value $.001, 100,000,000 shares authorized;
  5,000,000 issued and outstanding.                                        5,000       5,000
                                                                    -------------  ----------
Additional paid in capital                                                 5,000       5,000
                                                                    -------------  ----------
Deficit accumulated during the development stage                          (7,520)     (4,784)
                                                                    -------------  ----------

TOTAL STOCKHOLDERS' EQUITY                                                 2,480       5,216
                                                                    -------------  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $     17,480   $  24,444
                                                                    -------------  ----------



Prepared  by  Management            F-2

BERT  LOGIC,  INC.
(A  Development  Stage  Company)
STATEMENT  OF  OPERATIONS  AND  ACCUMULATED  DEFECIT
FOR  THE  SIX  MONTHS  ENDED  JANUARY  31,  2001
FOR THE PERIOD MAY 31, 2000 (DATE OF INCEPTION) TO JULY 31, 2000
FOR THE PERIOD MAY 31, 2000 (DATE OF INCEPTION) TO JANUARY 31, 2001

--------------------------------------------------------------------------------
                                   Six Months    May 31, 2000     May 31, 2000
                                     Ended      (inception) to   (inception) to
EXPENSES                           January 31,      July 31,        January 31,
--------                              2001           2000             2001
                                  ----------------------------------------------
  Communication                   $      1,000  $             -  $         1,000
  Depreciation and amortization          1,667              556            2,223
  Professional Fees                         69            4,228            4,297

--------------------------------------------------------------------------------
TOTAL EXPENSES                           2,736            4,784            7,520
--------------------------------------------------------------------------------

NET LOSS AND ACCUMULATED
DEFICIT                                  2,736            4,784            7,520
--------------------------------------------------------------------------------

DEFICIT BEGINNING OF PERIOD              4,784                                 -

DEFICIT END OF PERIOD             $      7,520  $         4,784  $         7,520
--------------------------------------------------------------------------------


BASIC AND DILUTED LOSS PER
SHARE (Note 2)                    $     0.0005  $        0.0010

  Prepared By Management



BERT  LOGIC,  INC.
(A  Development  Stage  Company)
STATEMENT  OF  STOCKHOLDERS'  EQUITY
FOR  THE  SIX  MONTHS  ENDED  JANUARY  31,  2001
FOR THE PERIOD MAY 31, 2000 (DATE OF INCEPTION) TO JULY 31, 2000
FOR THE PERIOD MAY 31, 2000 (DATE OF INCEPTION) TO JANUARY 31, 2001

-----------------------------------------------------------------------------------------------------
                                          Common Stock                        Deficit
                                   -------------------------                Accumulated
                                     Number                   Additional     during the        Total
                                       of                       Paid-in     Developmental   Shareholders
                                     Shares       Amount        Capital         Stage          Equity
                                   ------------------------------------------------------------------
BALANCES
May 31, 2000                               -   $         -   $            -  $           -   $     -

Shares issued during the period
Shares issued to acquire license

(Note 3)                           5,000,000         5,000            5,000

Net loss for the period from May
31,2000 (inception) through July
31, 2000                                                                            (4,784)

BALANCES                                   -             -                -              -         -

  July 31, 2000                    5,000,000         5,000            5,000         (4,784)    5,216
                                   ------------------------------------------------------------------

  Net loss for the six months
  ending January 31,2001                                                            (2,736)

BALANCES

  January 31, 2001                 5,000,000   $     5,000   $        5,000  $      (7,520)  $ 2,480
                                   ------------------------------------------------------------------

  Prepared by Management

BERT  LOGIC,  INC.
(A  Development  Stage  Company)
STATEMENT  OF  CASH  FLOWS
FOR  THE  SIX  MONTHS  ENDED  JANUARY  31,  2001
FOR THE PERIOD MAY 31, 2000 (DATE OF INCEPTION) TO JULY 31, 2000
FOR THE PERIOD MAY 31, 2000 (DATE OF INCEPTION) TO JANUARY 31, 2001
----------------------------------------------------------------------------------------------------
                                                    Six Months      May 31, 2000      May 31, 2000
                                                       Ended       (inception) to    (inception) to
                                                    January 31,       July 31,        January 31,
                                                       2001             2000              2001
                                                   -------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                           $      2,736   $          4784   $         7,520
Adjustments to reconcile net earnings loss to net
cash used by operating activities:
  Depreciation and amortization                           1,667               556              2223
  Increase in accounts payable                           (4,228)             4228                 -
----------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING
ACTIVITIES                                               (5,297)                -            (5,297)
----------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Capital Asset                                   -           (10,000)          (10,000)
----------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY INVESTING
ACTIVITIES                                                    -           (10,000)          (10,000)
----------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Due to shareholder                                          -             15000            15,000
  Issuance of capital stock                                   -              5000             5,000
  Additional paid in capital on capital stock                 -              5000             5,000
----------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY INVESTING
ACTIVITIES                                                    -            25,000            25,000
----------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                     (5,297)           15,000             9,703
CASH, beginning of period                                15,000                 -                 -
----------------------------------------------------------------------------------------------------

CASH, end of period                                $      9,703   $        15,000   $         9,703
----------------------------------------------------------------------------------------------------

  Prepared by Management


                                       F-5
BERT  Logic,  Inc.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
January  31,  2001

1.     Nature  of  Operations

The Company was incorporated under the laws of the state of Washington on May 31, 2000. On May 31, 2000 the Company entered into a licensing agreement with Reach Technologies, Inc. a Canadian Corporation. The agreement allows the Company to sell a Bit Error Rate Tester product line in the Northeastern United States.

These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future.

These financial statements include all adjustments that in the opinion of management are necessary in order to make them not misleading

2.     Significant  Accounting  Policies

     Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results may differ from these estimated amounts.

     Financial  instruments

Financial instruments are initially recorded at historical costs. If subsequent circumstances indicate that a decline in fair value of a financial instrument is other than temporary, the financial asset is written-down to its fair value.

     Capital  asset

The  license  is  amortized  over  three  years  commencing  on  May  31,  2000.

BERT  Logic,  Inc.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
January  31,  2001

2.     Significant  Accounting  Policies  (Continued)

Loss  per  share

     Loss per share is calculated using the weighted average number of shares outstanding during the period. For the period from the date of incorporation on May 31, 2000 to July 31, 2000, the weighted average number of common shares outstanding was 5,000,000. For six month the period ending January 31 2001, the weighted average number of common shares outstanding was 5,000,000.


3.     Capital  Asset

On May 31, 2000, the Company acquired, from Reach Technologies, Inc., the right to market and sell the Bit Error Rate Tester product line (the "License") in Washington DC, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee. The License period is from May 31, 2000 to May 31, 2003.
The licensed product consists of 0 to 40 Megabit per second Bit Error Rate Testers that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions.

Reach Technologies, Inc. maintains the right to set the pricing of the licensed products.

The  Company  acquired  the  License  at  a  cost  of  $10,000.

                                  Accumulated
                      Cost        Amortization     Net book value
     ------------------------------------------------------------
     License     $     10,000     $      2,223     $        7,777
     ============================================================

4.     Due  to  Shareholder

Amounts due to shareholder are non-interest bearing, unsecured and have no fixed terms of repayment.

BERT  Logic,  Inc.
(A  Development  Stage  Company)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
January  31,  2001

5.   Capital  Stock

     ===========================================================================
                                                                       Amount
     ---------------------------------------------------------------------------

     Authorized
          20,000,000 preferred shares with a par value of $0.001 each 100,000,000 common shares with a par value of $0.001 each

     Issued
           5,000,000 common shares                                 $     5,000
     ---------------------------------------------------------------------------

     Balance as at July 31, 2000                                   $     5,000
     ===========================================================================

6.   United  States  Generally  Accepted  Accounting  Policies

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada. These financial statements also comply, in all material aspects, with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission.

                                                    An Incorporated Professional
JAMES STAFFORD ============= Chartered Accountant ==============================


                                AUDITOR'S REPORT

TO  THE  SHAREHOLDER  OF
BERT  LOGIC,  INC.
(A DEVELOPMENT STAGE COMPANY)

I have audited the balance sheet of BERT LOGIC, INC. as at July 31, 2000 and the statements of operations and deficit and cash flows for the period from the date of incorporation on May 31, 2000 to July 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2000 and the results of its operations and its cash flows for the period from the date of incorporation on May 31, 2000 to July 31, 2000 in accordance with generally accepted accounting principles.

                                                  /s/  James  Stafford
Vancouver,  Canada                                CHARTERED  ACCOUNTANT

August  2,  2000

                    COMMENTS BY AUDITOR FOR U.S. READERS ON
                        CANADA - U.S. REPORTING CONFLICT

THE PRECEDING OPINION IS EXPRESSED IN ACCORDANCE WITH STANDARDS OF REPORTING ESTABLISHED AND GENERALLY ACCEPTED IN CANADA. HAD THE REPORT BEEN PREPARED IN ACCORDANCE WITH UNITED STATES REPORTING STANDARDS, MY REPORT ON THE FINANCIAL STATEMENTS WOULD HAVE CONTAINED THE FOLLOWING EXPLANATORY PARAGRAPH AFTER THE OPINION PARAGRAPH:

                            ========================
          Suite 210, 560 Beatty Street, Vancouver, BC, Canada, V6B 2L3 TELEPHONE (604) 669-0711 FAX (604) 669-0754 E-MAIL J_STAFFORD@STAFFORDSCA.COM

TO  THE  SHAREHOLDER  OF
BERT  LOGIC,  INC.
(A DEVELOPMENT STAGE COMPANY)
PAGE  TWO

The accompanying financials statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a deficit, which raises substantial doubt about its ability to continue as a going concern. Until it achieves a continuous profitable level of operations, the Company may be dependent upon management obtaining sufficient financing to allow the Company to meet its objectives. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


                                                  /s/  James  Stafford
Vancouver,  Canada                                CHARTERED  ACCOUNTANT

August  2,  2000

BERT  LOGIC,  INC.
(A DEVELOPMENT STAGE COMPANY)
Balance  Sheet
(Expressed  in  U.S.  dollars)

                               AS AT JULY 31, 2000
============================================================================
                                     ASSETS

CURRENT ASSETS
Cash                                                                $15,000

CAPITAL ASSET
 License (Note 3)                                                     9,444
                                                                    --------
                                                                    $24,444
============================================================================

                      LIABILITIES AND SHAREHOLDER'S EQUITY

                             CURRENT LIABILITIES
  Accounts payable and accrued liabilities                          $ 4,228

DUE TO SHAREHOLDER (Note 4)                                          15,000
                                                                    --------

                                                                     19,228
                                                                    --------
                             SHAREHOLDER'S EQUITY
 Capital Stock (Note 5)
   Authorized
 20,000,000  preferred shares with a par value of $.001 per share
 100,000,000  common shares with a par value of $.001 per share
   Issued
 5,000,000  common shares with a par value of $.001 per share         5,000
   Additional paid-in capital                                         5,000
 Deficit                                                             (4,784)
                                                                    --------

                                                                      5,216
                                                                    --------

                                                                    $24,444
============================================================================


ON  BEHALF  OF  THE  BOARD:

/s/  Lance  Rudelsheim          Director
----------------------

   The accompanying notes are an integral part of these financial statements.

BERT  LOGIC,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Statement  of  Operations  and  Deficit
(Expressed  in  U.S.  dollars)

                  FOR THE PERIOD FROM THE DATE OF INCORPORATION ON
                          MAY 31, 2000 TO JULY 31, 2000
========================================================================

                                    EXPENSES

 Amortization                                                   $   556
 Professional fees                                                4,228
                                                                --------

                                                                  4,784
                                                                --------

       NET LOSS FOR THE PERIOD, BEING DEFICIT, END OF PERIOD    $(4,784)
========================================================================
                           LOSS PER SHARE                       $(0.001)
========================================================================


   The accompanying notes are an integral part of these financial statements.

BERT  LOGIC,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Statement  of  Cash  Flows
(Expressed  in  U.S.  dollars)
  FOR THE PERIOD FROM THE DATE OF INCORPORATION ON MAY 31, 2000 TO JULY 31, 2000
================================================================================

                      CASH FLOWS FROM OPERATING ACTIVITIES

Net loss for the period                                          $ (4,784)
 Item not affecting cash
   Amortization of capital asset                                      556
                                                                 ---------

                                                                   (4,228)

Changes in non-cash working capital items
   Accounts payable and accrued liabilities                         4,228
                                                                 ---------

                                                                        -
                                                                 ---------

                     CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital asset                                         (10,000)
                                                                 ---------

                     CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholder                                                 15,000
Issuance of capital stock                                           5,000
Additional paid-in capital on capital stock                         5,000
                                                                 ---------

                                                                   25,000
                                                                 ---------

                 INCREASE IN CASH, BEING CASH END OF PERIOD      $ 15,000
==========================================================================
                 CASH PAID DURING THE PERIOD FOR INTEREST        $      -
==========================================================================
               CASH PAID DURING THE PERIOD FOR INCOME TAXES      $      -
==========================================================================


   The accompanying notes are an integral part of these financial statements.

BERT  LOGIC,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
July  31,  2000

================================================================================
1.   NATURE OF OPERATIONS

     The Company was incorporated under the laws of the state of Washington on May 31, 2000. On May 31, 2000 the Company entered into a licensing agreement with Reach Technologies, Inc. a Canadian Corporation. The agreement allows the Company to sell a Bit Error Rate Tester product line in the Northeastern United States.

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete public equity financing, or generate profitable operations in the future.

2.   SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results may differ from these estimated amounts.

     FINANCIAL INSTRUMENTS

     Financial instruments are initially recorded at historical costs. If subsequent circumstances indicate that a decline in fair value of a financial instrument is other than temporary, the financial asset is written-down to its fair value.

     CAPITAL ASSET

     The license is amortized over three years commencing on May 31, 2000.

     LOSS PER SHARE

     Loss per share is calculated using the weighted average number of shares outstanding during the period. For the period from the date of incorporation on May 31, 2000 to July 31, 2000, the weighted average number of common shares outstanding was 5,000,000.

BERT  LOGIC,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
July  31,  2000

================================================================================
3.   CAPITAL ASSET

     On May 31, 2000, the Company acquired, from Reach Technologies, Inc., the right to market and sell the Bit Error Rate Tester product line (the "License") in Washington DC, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee. The License period is from May 31, 2000 to May 31, 2003. The licensed product consists of 0 to 40 Megabit per second Bit Error Rate Testers that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions.

     Reach Technologies, Inc. maintains the right to set the pricing of the licensed products.

     The Company acquired the License at a cost of $10,000.

     ===========================================================================
                                                ACCUMULATED
                                      COST      AMORTIZATION    NET  BOOK  VALUE
     ---------------------------------------------------------------------------

          License                   $ 10,000    $  556            $  9,444
     ===========================================================================

4.   DUE TO SHAREHOLDER

     Amounts due to shareholder are non-interest bearing, unsecured and have no fixed terms of repayment.

5.   CAPITAL STOCK

     ===========================================================================
                                                                   AMOUNT
     ---------------------------------------------------------------------------

          Authorized
            20,000,000    preferred shares with  a  par  value  of  $0.001  each
           100,000,000    common  shares  with  a  par  value  of  $0.001  each

          Issued
             5,000,000    common  shares                        $   5,000
                                                                ---------

          Balance  as  at  July  31,  2000                      $   5,000
          ======================================================================

BERT  LOGIC,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
July  31,  2000

================================================================================
6.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with generally accepted accounting principles in Canada. These financial statements also comply, in all material aspects, with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

James Stafford Chartered Accountant has served as BERT Logic Inc.'s independent auditor since inception, and BERT Logic Inc. has not had any dispute with James Stafford Chartered Accountant over accounting or financial disclosure.

                                   PROSPECTUS
                               __________ __, 2001



                                 BERT LOGIC INC.




                            Unit 130 2188 No. 5 Rd
                   Richmond, British Columbia V6X 2T1, CANADA
                                 (604) 276 8324

                        2,300,000 Shares of Common Stock
                       to be sold by current shareholders



BERT Logic Inc. has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of BERT Logic Inc. have not changed since the date hereof.



Until _____________ ___, 2001 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Pursuant to Washington State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The articles of BERT Logic Inc., filed as Exhibit 3.1, provide that BERT Logic Inc. will indemnify its directors to the full extent permitted under Washington state law. The bylaws of BERT Logic Inc., filed as Exhibit 3.2, provide that BERT Logic Inc. will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

All of the following expenses will be borne by BERT Logic Inc. The amounts set forth are estimates except for the SEC registration fee:

  -  SEC registration fee                                  $    10.56
  -  Printing expenses                                       2,000.00
  -  Attorneys' fees and expenses                            6,000.00
  -  Accountants' fees and expenses                          1,000.00
  -  Transfer agent's and registrar's fees and expenses        500.00
  -  Miscellaneous                                           1,000.00
                                                           ----------
     Total                                                 $10,510.56
                                                           ----------

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

Set forth below is information regarding the issuance and sales of BERT Logic Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     a. On May 31, 2000, BERT Logic Inc. issued a total of 5,000,000 shares of common stock to Lance Rudelsheim. The issuance of the common stock was exempt from registration under Regulation S. Lance Rudelsheim was not a resident or citizen of the U.S. at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the account or benefit of any U.S. person. Lance Rudelsheim agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. BERT Logic Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The issuance of the shares was also exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Rudelsheim's status as the founder and initial management of BERT Logic Inc. and his status as an accredited investor, and the limited number of investors (one).

ITEM  27.  EXHIBITS.


Exhibit  Name                                  Page
Number
3.1*     Articles of Incorporation
3.2*     Bylaws
4.1*     Specimen Share of Common Stock
5.1*     Opinion re: Legality
10.1*    License Agreement
23.1     Consent of Independent Auditors
23.2*    Consent of Counsel (see Exhibit 5.1)
27.1*    Financial Data Schedule



*Previously filed.

ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, CANADA, on March 27, 2001.


                                   BERT  LOGIC  INC.


                                   /s/  Lance  Rudelsheim
                                   ----------------------
                                   By  Lance  Rudelsheim
                                   Its  President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Lance  Rudelsheim          President, Secretary, Treasurer, and Director
----------------------
Lance Rudelsheim                March 27, 2001.